Exhibit 99.1

Contacts:
John P. McLaughlin	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
John.McLaughlin@pdl.com	jennifer@cwcomm.org

PDL BioPharma Completes Structured Financing and Royalty Transaction with Avinger

Incline Village, NV, April 22, 2013 –PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) and Avinger, Inc. announced today that they closed a structured financing and royalty transaction on April 18, 2013, in which PDL will provide Avinger with up to $40 million of financing.

Founded and led by the visionary cardiologist and medical device entrepreneur, Dr. John Simpson, Avinger is a designer of therapeutic devices incorporating intravascular imaging, and is a pioneer of the lumivascular approach to treating vascular disease. This financing assists Avinger in the commercialization of its currently marketed OcelotTM and LightboxTM next-generation lumivascular catheter devices used to open totally occluded arteries in the legs, and in the development of PantherisTM, Avinger’s next-generation lumivascular atherectomy device.

The total financing of up to $40 million was provided pursuant to a Credit Agreement that included $20 million in cash funded to Avinger on April 18, 2013, and up to $20 million in additional funds to Avinger upon the accomplishment of certain specified revenue milestones. In exchange, PDL will receive interest on the principal amount outstanding and a low, single-digit royalty on Avinger’s revenues from the sale of Avinger’s suite of products through April 2018.

“We are very pleased to partner with Avinger. We are extremely impressed with the depth and breadth of experience in Dr. Simpson and his team,” said John P. McLaughlin, president and chief executive officer of PDL. “Our thorough diligence confirmed that he and the Avinger team continue to revolutionize the total occlusion and atherectomy space. We are excited to support their efforts.”

“We are delighted to have chosen PDL as a partner,” remarked Dr. Simpson, CEO of Avinger. “We have been able to quickly and efficiently raise significant capital without diluting our existing shareholders, something we find very valuable. We look forward to a strong, mutually-beneficial relationship with PDL.”

About Avinger, Inc.

Founded in 2007 by renowned cardiologist and medical device entrepreneur Dr. John B. Simpson, Avinger seeks to radically improve the treatment of vascular disease through the development of new technology and a new approach to treatment called lumivascular (lumi = light, vascular = artery). Already commercially available is Ocelot, the first line of devices using lumivascular technology, used in procedures to open totally occluded arteries in the legs. In addition, Avinger is currently developing a line of lumivascular atherectomy devices, called Pantheris, which will be used to remove plaque from the arteries affected by peripheral artery disease.

About PDL BioPharma

PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases. Today, PDL is focused on intellectual property asset management, investing in new income generating assets and maximizing value for its shareholders. For more information, please visit www.pdl.com.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential or financial performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of each of Avinger and PDL and their markets, particularly those discussed in the risk factors and cautionary statements in filings made by PDL with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and neither Avinger nor PDL assumes any responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.